EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "Agreement") effective as of the 26th day of March, 1998, between TEKNO COMIX, INC., a Florida corporation (the "Company"), and Andrew S. Bailen, an individual, (the "Employee").

                                   BACKGROUND

         A. The Company is a wholly owned subsidiary of BIG ENTERTAINMENT, INC., a Florida corporation ("Big Entertainment") which is a diversified entertainment company involved in the licensing of entertainment properties, the operation of entertainment-related retail stores and the publishing and packaging of books; and

         B. The Company desires to employ the Employee and the Employee is willing to be employed by the Company, pursuant to the terms and subject to the conditions set forth in this Agreement; and

         C. Big Entertainment is willing to join in this Agreement in order to guaranty the payments due from Company to Employee and to issue the stock of Big Entertainment and options to purchase the stock of Big Entertainment as set forth hereunder.

         NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. TERM; RESIDENCE; DUTIES. The initial term of this Agreement shall be for three years from March 26, 1998 (the "Commencement Date"). Employee will serve as the Executive Vice President and Chief Operating Officer of the Company's Retail Division for such term, unless Employee's employment is sooner terminated as provided below (the "Employment Period"). During the Employment Period, Employee will devote all of his time to the duties provided for under the terms of this Agreement.

         As Executive Vice President and Chief Operating Officer - Retail Division, Employee shall have such duties as are assigned to Employee by the Board of Directors of the Company or the Company's Chief Executive Officer or President. Such duties shall be performed at the Company's office located in Boca Raton, Florida or other office in South Florida, and at such other places as the needs, business, or opportunities of the Company may require from time to time. In connection with the performance of Employee's duties, the Company will supply Employee with services and facilities reasonably appropriate to such duties and position.

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         2. BEST EFFORTS OF EMPLOYEE. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience and talents, all of the duties that may be required by this Agreement.

         3. SALARY. As compensation for the services provided by Employee under this Agreement, Company will pay Employee a salary as follows: (i) $75,000 from the Commencement Date to March 26, 1999; (ii) $75,000 from March 26, 1999 to March 26, 2000; and (iii) $125,000 from March 26, 2000 to March 26, 2001. In accordance with the Company's payroll policy, wages will be paid bi-weekly. Upon termination of this Agreement, payments under this Paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

         4. SIGNING BONUS. Upon execution of this Agreement by the Company and the Employee, Employee shall receive a signing bonus in the amount of $50,000.00, payable in shares of Big Entertainment's Common Stock (the "Bonus Stock"). The number of shares shall be determined based on the average closing bid price of Big Entertainment's Common Stock as reported by NASDAQ, or such other nationally recognized stock exchange on which Big Entertainment may be listed for trading, for the thirty (30) trading days prior to the Commencement Date. The Bonus Stock will carry a restrictive legend stating that the Bonus Stock may not be sold, transferred or otherwise disposed of prior to close of business on the second anniversary of the Commencement Date (the "Restricted Period").

         Employee understands that such shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, that the shares are for investment purposes only, and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such shares for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of said shares made in compliance with all applicable provisions of the Act, the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws; and that such shares must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available, and will require an opinion of counsel that registration is not required under the Act or such state securities laws, and that the certificates to be issued will bear an additional legend indicating that transfer of the shares has not been so registered and the legend may bear the following or similar words:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (1) an effective Registration Statement for such securities under applicable law, or (2) an


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

         opinion of counsel, satisfactory to Big Entertainment, that such registration is not required.

(the "1933 Act Legend").

         If Employee resigns his position, is terminated "for cause" (as defined in Paragraph 16), or otherwise vacates his position due to death or disability before the end of the Restricted Period, Employee will forfeit all rights to the Bonus Stock and Employee will return all such certificates representing such Bonus Stock to either the Company or Big Entertainment (at the direction of Company) within twenty (20) days of such resignation, termination or date Employee vacates his position.

         In the event Company terminates Employee's employment under this Agreement without cause (as defined by Paragraph 16), then any Bonus Stock which is restricted and subject to forfeiture shall become unrestricted.

         5. ANNUAL BONUS. Employee will be eligible, at the discretion of the Board of Directors, for an annual bonus equal to the greater of (i) fifty percent (50%) of Employee's annual salary or (ii) $50,000.00. The annual bonus shall be based on Employee's achieving specific budgeted performance goals (the "Performance Goals") in sales and earnings and shall be established and approved by the Company's Board of Directors in its sole and absolute discretion. The Performance Goals for 1998 shall be set out by the Board of Directors within 90 days of the date of this Agreement, and the Performance Goals for subsequent years shall be set out by the Board of Directors by February 1 of each year. The annual bonus shall be payable in shares of Big Entertainment's Common Stock ("Annual Stock") with the number of shares to be determined based on the closing bid price of Big Entertainment's Common Stock as reported by NASDAQ, or such other nationally recognized stock exchange on which Big Entertainment's stock may be listed for trading, on the last business day prior to approval by Big Entertainment's Board of Directors of the granting of the Annual Stock.

         The Annual Stock will be restricted and subject to forfeiture (as described below) for a period of three (3) years from the date of grant of such Annual Stock. The Annual Stock shall become unrestricted as follows:

                  (i) One-third (1/3) of the Annual Stock shall become unrestricted from one (1) year from the date of issuance of such Annual Stock;

                  (ii) One-third (1/3) of the Annual Stock shall become unrestricted from two (2) years from the date of issuance of such Annual Stock; and

                  (iii) One-third (1/3) of the Annual Stock shall become unrestricted from three (3) years from the date of issuance of such Annual Stock.


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

         The Annual Stock granted under this paragraph shall be restricted and subject to forfeiture if Employee resigns his position, is terminated for "cause" (as defined in Paragraph 16) or otherwise vacates his position due to death or disability before the end of the period that the Annual Stock (or any portion of the Annual Stock) becomes unrestricted (as described above). In the event of such a forfeiture Employee will forfeit all rights to the Annual Stock and Employee will return all such certificates representing such Annual Stock to either the Company or Big Entertainment (at the direction of Company) within twenty (20) days of such resignation, termination or date Employee vacates his position.

         In the event Company terminates Employee's employment under this Agreement without cause (as defined by Paragraph 16), then any Annual Stock which is restricted and subject to forfeiture shall become unrestricted.

         Employee understands that the Annual Stock, like the Bonus Stock, have not been registered under the Act, or the securities laws of any state, that the shares are for investment purposes only, and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such shares for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of said shares made in compliance with all applicable provisions of the Act, the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws; and that such shares must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available, and will require an opinion of counsel that registration is not required under the Act or such state securities laws, and that the certificates to be issued will bear a 1933 Act Legend as specified above.

         6. STOCK OPTIONS. During the Employment Period, Employee shall be eligible to receive options to purchase a total of 187,500 shares of Big Entertainment's Common Stock (the "Options"), which Options shall have exercise price equal to the closing bid price of the Common Stock as reported by NASDAQ, or such other nationally recognized stock exchange on which Big Entertainment may be listed for trading, at the close of business of the date prior to the grant date. The Options shall be granted as follows: (a) 62,500 shares shall be granted on the Commencement Date; (b) an additional 25,000 shares will be granted on the first anniversary of the Commencement Date; (c) an additional 25,000 shares will granted on the second anniversary of the Commencement Date;
(d) an additional 37,500 shares will granted on the first anniversary of the Commencement Date based on attainment of specific budgeted performance goals in sales and earnings and shall be established and approved by the Company's Board of Directors in its sole and absolute discretion; and (e) an additional 37,500 shares will be granted on the second anniversary of the Commencement Date based on attainment of specific budgeted performance goals in sales and earnings and shall be established and approved by the Company's Board of Directors in its sole and absolute discretion. The Performance Goals for 1998 shall be


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

set out by the Board of Directors within 90 days of the date of this Agreement, and the Performance Goals for subsequent years shall be set out by the Board of Directors by February 1 of each year. No grants will be made or required should Employee not be employed by the Company on the applicable grant date. All Options granted hereunder are non-qualified options as that term is defined in
Section 422 of the Internal Revenue Code of 1986, as amended, and will vest in accordance with Big Entertainment's Stock Option Plan as in effect on the date of such grant. A copy of Big Entertainment's Stock Option Plan as currently in effect is attached hereto as Exhibit "A". In the event Employee's employment with the Company is terminated by the Company without cause, then Employee shall have six (6) months from the date of such termination to exercise any Options granted by this Agreement, nothwithstanding any provision to the contrary in Big Entertainment's Stock Option Plan.

         7. MAJOR EVENTS. In the event that Big Entertainment either (i) sells the Company (either through a sale of stock, sale of all or substantially all of its assets or tax-free reorganization); or (ii) goes private, either through the repurchase of shares held by the public through a tender offer, or through a merger or consolidation into another corporation; or (iii) Big Entertainment is sold to a third party (either through a sale of stock, sale of all or substantially all of its assets or tax-free reorganization) (collectively a "Major Event") then Employee's right to receive any future Options or Annual Stock under this Agreement shall be terminated, and Big Entertainment shall have the option of purchasing all of the stock of Big Entertainment and all of the options to purchase the stock of Big Entertainment granted to Employee pursuant to this Agreement. In the event Big Entertainment exercises such Option, it must exercise such option to purchase all of Employee's Bonus Stock, Annual Stock and Stock pursuant to the Options that have been issued pursuant to this Agreement, whether such Stock or Options are restricted or otherwise subject to forfeiture. The purchase price shall be equal to one hundred twenty-five percent (125%) of the average closing bid price of the common stock of Big Entertainment as reported by NASDAQ, or such other nationally recognized stock exchange on which Big Entertainment may be listed for trading, for the twenty (20) trading days ending on the date of the closing of the Major Event. Big Entertainment may exercise its option to purchase pursuant to this paragraph by giving written notice to Employee within thirty (30) days of the closing of the Major Event.

         8. TAX MATTERS. Employee acknowledges that the value of the Bonus Stock and the Annual Stock and the stock received by Employee upon exercise of any of the Options will be required to be reported as income received by the Employee based on the fair market value of the Bonus Stock and the Annual Stock, as such stock becomes unrestricted and on the difference between the fair market value of any stock purchased pursuant to the Options and the exercise price, pursuant to Section 83 of the Internal Revenue Code of 1986 as amended (the "Code"). The Employee and Company agree that the Options do not have a readily ascertainable fair market value, as that term is defined in the Code. The Employee agrees that he will not make an election to report the value of the Bonus Stock or the Annual Stock as received in income pursuant to


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

Section 83(b) of the Code, and will not report such income for tax purposes until such stock becomes unrestricted.

         Employee acknowledges that the Company will report the fair market value of the Bonus Stock and the Annual Stock as salary paid to the Employee as such stock becomes unrestricted, and will report such amounts on a Form W-2 filed with the Internal Revenue Service. Employee acknowledges that Company is required to withhold the amount of Federal income taxes required in connection with the payment of such salary, even though the payment of such salary is in the form of stock. At Company's option, Company may either withhold other amounts otherwise payable to Employee hereunder, or may, at Company's option, agree to purchase a portion of the stock from Employee in an amount necessary to yield the amount required to be withheld from Employee's salary. Such repurchase shall be based on the prior thirty (30) day average closing bid price of Big Entertainment common stock as reported by NASDAQ, or such other nationally recognized stock exchange on which Big Entertainment may be listed for trade.

         9. RELOCATION REIMBURSEMENT. The Company agrees to reimburse Employee up to $25,000.00 for costs incurred in relocating to Boca Raton, Florida from Plano, Texas. Reimbursable costs include, but are not limited to, moving of household goods, travel to the area to locate housing and travel-related expenses, costs of real estate commissions, closing costs, mortgage points (if any) and temporary living expenses. No reimbursements will be made by the Company without submission of appropriate supporting documentation and/or receipts. Company shall reimburse such expenses within thirty (30) days of submission of supporting documentation.

         10. EXPENSES. The Company will reimburse Employee for actual "out-of-pocket" expenses in accordance with Company's policies in effect from time to time. Such expenses include, but are not limited to, expenses for travel, entertainment, and miscellaneous incurred in the conduct of the business of the Company. Employee shall keep appropriate records of such expenses and submit receipts or other evidence relating to them in accordance with the Company's policy.

         11. CELLULAR TELEPHONE; LAPTOP COMPUTER. The Company shall provide Employee with a cellular telephone and laptop computer for his use during the Employment Period. The Company will, upon submission of appropriate receipts or other supporting documentation, reimburse Employee for all business-related expenses incurred in connection with such equipment.

         12. VACATION; SICK LEAVE/HOLIDAYS. During the term of this Agreement, Employee shall be entitled to annual paid vacation of three (3) weeks per year, provided, however, that such vacation may not be taken during the first six (6) months of the Employment Period. In addition, Employee shall be entitled to paid sick time and paid holidays as provided within the Company's policies in effect from time to time.


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

         13. FRINGE AND MEDICAL BENEFITS. Employee shall be eligible for inclusion in the Company's Group Health Plan on the first day of the month after completion of ninety (90) days of employment with the Company. Employee shall be responsible for payment of a certain portion of the premium due for his inclusion in the Group Health Plan.

         Employee shall also be enrolled in the Company's Life and Long-Term Disability Plans in accordance with the provisions of such policies, as same may change from time to time. Employee shall bear no cost for Life and Long-Term Disability coverage.

         14. CONSIDERATION FOR PROMOTION. After completion of one full year of employment with the Company, Employee shall be considered for promotion to the position of President - Retail Division.

         15. DEATH OR DISABILITY OF EMPLOYEE. If Employee dies during the term of this Agreement, Employee's estate shall be entitled to such bonus payments and payment of salary as may be due and owing Employee as of the date of Employee's death, but due no other compensation of any kind. In the event Employee become disabled during the term of this Agreement, subject to governmental statutes and regulations, the Company may terminate this Agreement at any time by giving Employee ninety (90) days' written notice to Employee. For the purposes of this Agreement, the term "disability" shall mean a mental or physical illness or condition that renders Employee incapable of performing all of the essential functions of the services required of Employee under this Agreement.

         16. TERMINATION; SEVERANCE. In the event that Employee's employment with the Company is terminated by the Company for any reason other than cause, as defined in the following paragraph, prior to the end of the Employment Period, the Company will pay to Employee a sum equal to six (6) months' salary at the rate in effect at the time of termination (the "Severance Payments"), which payments shall be distributed over a six (6) month period (the "Severance Period"). All Severance Payments will be paid on a bi-weekly basis, in accordance with the Company's payroll policy. If Employee obtains other employment during the Severance Period, the Company may cease Severance Payments and have no further obligation to Employee. Employee shall, three (3) days prior to each bi-weekly payment of severance payments hereunder, deliver to Company a notarized certification under penalty of perjury, that Employee has not obtained employment or a position as an independent contractor with any other person or company (the "Certification Statement") as follows:

                                  CERTIFICATION

                  The undersigned hereby certifies to Tekno Comix, Inc., under penalty of perjury, that he is not presently employed, self-employed or engaged as an independent contractor with any person, corporation, firm, partnership, or limited liability company or any other entity. This


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

         certification is being issued in order to induce Tekno Comix, Inc. to make certain severance payments to the undersigned pursuant to an employment agreement dated March 26, 1998.

                  This Certification is given on [DATE].

                                                     /S/ ANDREW S. BAILEN
                                                     --------------------
                                                     Andrew S. Bailen

         The Company shall have no obligation to deliver any bi-weekly severance payment to Employee until Employee delivers such Certification Statement to Company.

         The Company will not be required to make Severance Payments if Employee's employment with the Company is terminated due to "cause." For the purposes of this Agreement, the term "cause" shall mean a failure or refusal on the part of the Employee to perform substantially such person's duties (provided that Company shall have given Employee ten (10) days written notice of such failure, and such failure remains uncured, provided further that no such notice will be required for any subsequent failures which are substantially similar to the failure giving rise to the first such notice), the conviction of the Employee of a crime, willful misconduct of the Employee contrary to the interest of the Company which shall include, but not be limited to, violation of any written or documented Company policies, the Employee's addiction to narcotics or alcohol, or a material breach of the Employee's fiduciary duties to the Company.

         In the event the Employee voluntarily terminates his employment with the Company because the Company relocates its offices outside of Dade, Broward or Palm Beach Counties, Florida, the Company will be deemed to have terminated Employee without cause for purposes of this Agreement.

         17. CONFIDENTIALITY AND NON-DISCLOSURE. Employee acknowledges that Employee will have access to trade secrets and other confidential information which is the property of Company and/or its affiliates, including but not limited to, the marketing of the Company's products, and other information relating to its present or future operations (all of the foregoing, whether or not it qualifies as a "trade secret" under applicable law, is collectively called "Confidential Information"). Employee recognizes that Confidential Information is proprietary to the Company and its affiliates. Accordingly, Employee agrees not to use or disclose any of the Confidential Information during or after the term of this Agreement, except for the sole and exclusive benefit of the Company, or pursuant to any relevant law or regulation, provided in the latter case Employee shall give reasonable prior written notice of such disclosure to the Company and only make such disclosure upon receipt of an appropriate opinion of counsel confirming the necessity of such disclosure, which opinion shall also be furnished to the Company. Upon any termination of this Agreement, Employee will return to the Employee all tangible embodiments of any Confidential Information. Employee agrees that each of the Company and its affiliates would be irreparably injured by any breach


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

of Employee's confidentiality agreement, that such injury would not be adequately compensable by monetary damages, and that, accordingly, the Company and any offended affiliate may specifically enforce the provisions of this Paragraph by injunction or similar remedy by any court of competent jurisdiction, without affecting any claim for damages.

         18. REMEDIES AND REASONABILITY.

                  A. Employee agrees that, if Employee shall violate any of the covenants or agreements contained in Paragraph 17 of this Agreement, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or benefits which Employee directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company may be entitled at law or in equity or under this Agreement.

                  B. With respect to the provisions of Paragraph 17, Employee agrees that damages, by themselves, are an inadequate remedy at law, that a material breach of the provisions of said Paragraph would cause irreparable injury to the aggrieved party, and that the provisions of said Paragraph may be specifically enforced by injunction or similar remedy in any court of competent jurisdiction without affecting any claim for damages.

                  C. In the event that, notwithstanding the foregoing, any of the provisions of Paragraph 17 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though invalid or unenforceable parts had not been included therein.

                  D. Employee has carefully read and considered the provisions of Paragraphs 16 and 17, and having done so, agrees that the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, and other employees.

         19. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

         To Company:                Big Entertainment, Inc..
                                    2255 Glades Road, Suite 237 West
                                    Boca Raton, Florida 33431
                                    Attn: Chief Executive Officer


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         With copy to:              Marvin A. Kirsner, Esquire
                                    Greenberg Traurig
                                    2255 Glades Road, Suite 419
                                    Boca Raton, Florida 33431

         To Employee:               Andrew S. Bailen
                                    1361 Cove Lake Rd.
                                    North Lauderdale, FL  33068

         Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

         20. ARBITRATION. Except for the agreements contained in Paragraphs 17 and 18, the exclusive remedy with respect to any dispute arising between Employee and the Company regarding the interpretation or enforcement of any portion of this Agreement shall be determination by arbitration by a panel of three (3) arbitrators under the rules of the Commercial Division of the American Arbitration Association. Arbitration shall take place in Palm Beach County, Florida, and any award, which may include attorneys' fees and costs, in the sole discretion of the arbitration panel, may be enforced in any court of competent jurisdiction. All awards and determinations of the arbitration shall be final. No written interrogatories or recorded testimony shall be provided to either party prior to any arbitration proceeding, but in his sole discretion the arbitrator may compel either party to produce witnesses for interviews and documents for inspection prior to any hearing.

         21. APPLICABLE LAW; VENUE. This Agreement shall be governed by the State of Florida. Venue for any action for either party in this Agreement shall be the lowest state court of competent jurisdiction in Palm Beach County, Florida.

         22. ATTORNEYS' FEES. In the event that any action is filed in relation to this Agreement, the unsuccessful party in such action shall pay to the successful party in addition to all the sums that either party may be called on to pay, a reasonable sum for attorneys fees, including fees incurred in negotiation, preparation for trial and for any and all appeals.

         23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         24. AMENDMENTS. This Agreement, or any provisions hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.

         25. ENTIRE AGREEMENT. This Agreement and the agreements referred to in it contain the entire agreement between the parties with respect to the transactions


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

provided for in them and supersede all previously written or oral negotiations, commitments, representations and/or agreements.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
                                                 EMPLOYER:

                                                 TEKNO COMIX, INC.,
                                                  a Florida corporation

                                                 By: /S/ MITCHELL RUBENSTEIN
                                                    ----------------------------


                                                 EMPLOYEE:

                                                 /S/ ANDREW S. BAILEN
                                                 --------------------
                                                 Andrew S. Bailen

                                     JOINDER

         Big Entertainment joins in this agreement in order to confirm its obligations to guaranty payment of the salary due to Employee hereunder and to confirm its obligation to issue the Bonus Stock, the Annual Stock on the Options to Employee as set forth hereunder.

                                           BIG ENTERTAINMENT, INC.,
                                            a Florida corporation

                                           By: /S/ MITCHELL RUBENSTEIN, AS CEO
                                              --------------------------------


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